Exhibit i.5



Goodwin Procter LLP
Counsellors at Law
Exchange Place
Boston, MA 02109

T: 617.570.1000
F: 617.523.1231
goodwinprocter.com


March 1, 2001
Managers AMG Funds
40 Richards Avenue
Norwalk, Connecticut  06854

Ladies and Gentlemen:

We hereby consent to the reference in Post-Effective Amendment No. 9 (the "Amendment") to the Registration Statement (No. 333-84639) on Form N-1A of Managers AMG Funds to our opinion with respect to the legality of the shares of beneficial interest of the Registrant representing interests in the Essex Aggressive Growth Fund, which opinion was filed with Pre-Effective Amendment No. 2 to the Registration Statement.We also hereby consent to the filing of this consent as an exhibit to the Amendment and to the reference to this firm as legal counsel for the Trust in the Statement of Additional Information contained in the Amendment.
Sincerely,

/s/ GOODWIN PROCTER  LLP

GOODWIN PROCTER  LLP






Merrimac Series
March 1, 2001
Page 2





LIBC/1112012.1



LIBC/1112012.1